UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2012

Date of Report (Date of earliest event reported)

ELECTRONIC CONTROL SECURITY INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-30810	22-2138196
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

790 Bloomfield Avenue, Building C, Suite 1

Clifton, New Jersey 07012

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (973) 574-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On December 13, 2012, Electronic Control Security Inc. (the “Company”) held its annual meeting of stockholders. The following matters were voted on by the stockholders: (i) election of directors, and (ii) the ratification of the appointment of Demetrius & Company, LLC (“Demetrius”) as the Company’s auditors for the fiscal year ending June 30, 2013.

At the meeting, (i) Arthur Barchenko, Natalie Barchenko, Norman Barta, Lt. General Gordon E. Fornell (Ret.), Daryl Holcomb, Stephen Rossetti, Edward Snow, and Ronald Thomas were elected as directors, and (ii) the appointment of Demetrius as auditors was ratified.

The final vote tally was as follows:

1. Proposal to elect directors to serve until the 2013 annual Meeting of Stockholders.

Name	Votes For	Votes Withheld or Abstain	Broker Non-Votes
Arthur Barchenko	7,092,618	426,093	4,208,614
Natalie Barchenko	7,064,493	454,218	4,208,614
Norman Barta	7,082,618	436,093	4,208,614
Lt. General Gordon E. Fornell (Ret.)	7,470,456	48,255	4,208,614
Daryl Holcomb	7,064,493	454,218	4,208,614
Stephen Rossetti	7,470,456	48,255	4,208,614
Edward Snow	7,470,456	48,255	4,208,614
Ronald Thomas	7,064,493	454,218	4,208,614

2. Proposal to ratify the appointment of Demetrius as the Company’s auditors for the fiscal year ending June 30, 2013.

For	Against	Abstain
11,6889,575	2,975	34,775

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC CONTROL SECURITY INC.

Date: December 18, 2012	By:	/s/ Daryl Holcomb
Daryl Holcomb, Chief Financial Officer